Exhibit 15.2

To the Board of Directors and Shareholders

Sysco Corporation

We are aware of the incorporation by reference of our report dated February 7, 2012 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended December 31, 2011 in the following registration statements.

Sysco	Corporation Form S-3 File No. 333-126199

Sysco	Corporation Form S-3 File No. 333-157413

Sysco	Corporation Form S-4 File No. 333-50842

Sysco	Corporation Form S-8 File No. 333-147338

Sysco	Corporation Form S-8 File No. 33-45820

Sysco	Corporation Form S-8 File No. 333-01259

Sysco	Corporation Form S-8 File No. 333-01255

Sysco	Corporation Form S-8 File No. 333-66987

Sysco	Corporation Form S-8 File No. 333-49840

Sysco	Corporation Form S-8 File No. 333-58276

Sysco	Corporation Form S-8 File No. 333-122947

Sysco	Corporation Form S-8 File No. 333-129671

Sysco	Corporation Form S-8 File No. 333-163189

Sysco	Corporation Form S-8 File No. 333-163188

Sysco	Corporation Form S-8 File No. 333-170660

/s/ Ernst & Young LLP

Houston, Texas

February 7, 2012